Exhibit 99.1

Entercom Communications Corp.

Reports Second Quarter Results

Announces a 25% Increase in Second Quarter Free Cash Flow

Announces Third Quarter Dividend

(Bala Cynwyd, Pa. August, 2008) Entercom Communications Corp. (NYSE: ETM) today reported financial results for the quarter ended June 30, 2008.

Second Quarter Highlights

•                  Free cash flow increased 25% to $32.6 million.

•                  Adjusted net income per share increased 16% from $0.38 to $0.44.

•                  In the second quarter, the Company recorded a non-cash pre-tax intangible impairment charge of $184.6 million ($112.1 million net of tax). Including this charge, the Company reported a net loss of $2.60 per share.

•                  EBITDA and station operating income each decreased 2%.

•                  Net revenues decreased 1% to $123.8 million and station operating expenses decreased slightly to $73.8 million.

•                  Same station net revenues decreased 2%, same station operating expenses decreased 2% and same station operating income decreased 3%.

Today, the Company announced that the Board of Directors has approved a quarterly dividend of $0.10 per share payable on September 26, 2008 to shareholders of record as of September 12, 2008.

David J. Field, President and Chief Executive Officer stated: “I am pleased to report that Entercom achieved strong growth in both free cash flow and adjusted net income per share during the quarter.  And, in the face of difficult and deteriorating general economic conditions that have significantly impacted earnings from a broad range of consumer-facing businesses, I am also very pleased by Entercom’s second quarter operating results.  Third quarter results will reflect declining business fundamentals, but looking ahead, radio broadcasting is well positioned for resumed growth.  Radio listenership in the U.S. reached an all-time record this past year and radio is the most cost-effective major advertising medium in the nation.”

Additional Information

The Company’s growth in free cash flow for the second quarter was driven by a significant reduction in interest expense and TBA fees over the prior year.

During the quarter, Entercom recognized $3.3 million in other income from an insurance recovery related to Hurricane Katrina. The Company does not expect additional recoveries from its insurers related to this event.

In connection with its annual evaluation of goodwill, the Company recorded a $184.6 million non-cash impairment charge in the Company’s Denver, Greenville, Indianapolis and Memphis markets.

During 2008, Entercom entered into interest rate hedging transactions on approximately 70% of the Company’s floating rate debt. During the second quarter of 2008, the Company also repurchased at a discount $10.8 million of its 7.625% Senior Subordinated Notes due in 2014. Entercom’s leverage ratio as defined in its credit agreement declined to 5.4x at the end of the period.

During the second quarter of 2008, the Company repurchased 1.3 million shares of common stock for $13.3 million.

The weighted average diluted shares for the quarter were 37.0 million. As of June 30, 2008, the Company had $5.5 million in cash and cash equivalents, $811.2 million of Senior Debt and $108.3 million of Senior Subordinated Notes due in 2014.

On July 14, 2008, Entercom completed the sale of three stations in the Rochester, New York market to Stevens Media Group for $13.3 million. Stevens Media had operated these stations under a time brokerage agreement (“TBA”) since May 1, 2008. The Company continues to own five stations in this market.

Third Quarter Guidance

Based on the current business outlook, the Company expects third quarter net revenues to be down by high single digits as compared to the prior year period.  Station operating expenses should decline by approximately 1% as compared to the prior year period.

For purposes of same station comparisons, 2007 third quarter net revenues were $124.4 million and operating expenses were $72.5 million.

Additional information and a reconciliation of same station results are available on the Company’s website at www.entercom.com.

Earnings Conference Call and Company Information

Entercom will hold a conference call regarding the quarterly earnings release on August 4, 2008 at 10:00 AM Eastern Time.  The public may access the conference call by dialing 888-889-0278 (passcode: Entercom).  A replay of the conference call will be available through August 11, 2008 and can be accessed by dialing 888-566-0649. The replay will also be available on the Company’s website: www.entercom.com.

Entercom Communications Corp. is one of the five largest radio broadcasting companies in the United States, with a nationwide portfolio of 110 stations in 23 markets, including San Francisco, Boston, Seattle, Denver, Portland, Sacramento and Kansas City.

Known for developing unique and highly successful, locally programmed stations, Entercom is home to some of radio’s most distinguished brands and compelling personalities. The Company is also the radio broadcast partner of the Boston Red Sox, Boston Celtics, Kansas City Royals, New Orleans Saints and Buffalo Sabres.

Entercom focuses on creating effective integrated marketing solutions for its customers that incorporate the Company’s audio, digital and experiential assets.  Additionally, the Company has a long-standing commitment to responsible corporate citizenship and environmental stewardship.  Entercom stations play a vital, hands-on role in improving their communities, providing over $100 million in annual support for local charitable organizations.

The Company’s radio stations have received numerous awards, including multiple Edward R. Murrow Awards for excellence in broadcast journalism and National Association of Broadcasters (NAB) Marconi Awards for excellence in radio broadcasting. In 2007, Forbes magazine named Entercom one of America’s “Most Trustworthy Companies.”

For more information, please visit www.entercom.com.

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to station operating expenses and corporate general and administrative expenses are exclusive of non-cash compensation expense, unless stated otherwise.  All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units.

Station operating income consists of operating income before depreciation and amortization, time brokerage agreement fees, corporate general and administrative expenses, non-cash compensation expense (which is otherwise included in station operating expenses), impairment loss and gain or loss on sale or disposition of assets.

EBITDA consists of income (loss) from continuing operations, adjusted to exclude: income taxes (benefit), total other expense, depreciation and amortization, time brokerage agreement fees, non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses), impairment loss and gain or loss on sale or disposition of assets.

Free cash flow consists of operating income (loss): (i) plus depreciation and amortization, non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses), impairment loss and income from discontinued operations before income taxes, depreciation and amortization expense and impairment loss; and (ii) less net interest expense (excluding amortization of deferred financing costs), gains (loss) on sale of assets, taxes paid and capital expenditures.

Adjusted Net Income consists of net income (loss) adjusted to exclude: (i) income (loss) from discontinued operations; (ii) gain/loss on sale of assets, derivative instruments and investments; (iii) non-cash compensation expense; (iv) other income; (v) loss on impairment; and (vi) gain/loss on early extinguishment of debt.   For purposes of comparison, income taxes are reflected at the expected statutory federal and state tax rate of 42% without discrete items of tax.

Adjusted net income per share: includes any dilutive equivalent shares when not anti-dilutive.

Same station operating data is computed by comparing the performance of stations operated by the Company throughout the relevant period to the comparable performance in the prior year’s corresponding period.

Non-GAAP Financial Measures

It is important to note that station operating income, same station net revenues, same station operating expenses, same station operating income, EBITDA, adjusted net income, adjusted net income per share and free cash flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”).  Management believes that these measures are useful as a way to evaluate the Company and the means for management to evaluate our radio stations’ performance and operations.  Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry as a measure of a radio company’s operating performance.

Certain adjusted non-GAAP financial measures are presented in this release (i.e., adjusted net income and adjusted net income per share). The adjustments exclude gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss and loss on early extinguishment of debt. Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results.  Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these Non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles.  These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies.  The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD.

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position.  Accordingly, the Company’s actual performance may differ materially from those stated or implied herein.  The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

Contact:

Steve Fisher

Executive Vice President-Operations and Chief Financial Officer

610-660-5647

Second Quarter 2008

Earnings Release

ENTERCOM COMMUNICATIONS CORP.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Year Ended June 30,
	2008	2007	2008	2007
STATEMENTS OF OPERATIONS

Net Revenues	$123,780	$125,001	$219,170	$224,855

Station Operating Expenses (Excluding Non-Cash Compensation Expense)	73,795	73,871	137,502	141,564
Station Operating Expenses - Non-Cash Compensation Expense	730	949	1,113	1,468
Corporate G & A Expenses (Excluding Non-Cash Compensation Expense)	5,605	5,918	10,750	12,286
Corporate G & A Expenses - Non-Cash Compensation Expense	1,415	1,784	4,605	3,116
Depreciation And Amortization	5,533	3,955	11,535	8,039
Loss On Impairment	184,587	45,353	184,587	45,353
Net Time Brokerage Agreement Fees (Income)	(45)	3,459	(143)	7,499
Net (Gain) Loss On Sale Or Disposition of Assets	22	(537)	(9,999)	(419)
Total Operating Expenses	271,642	134,752	339,950	218,906
Operating Income (Loss)	(147,862)	(9,751)	(120,780)	5,949

Other Expense (Income) Items:
Interest Expense	10,846	12,552	24,410	24,592
Net (Gain) Loss On Early Extinguishment Of Debt	(615)	458	(2,384)	458
Interest And Dividend Income	(188)	(154)	(267)	(338)
Other Income	(3,256)	—	(3,256)	—
Net Gain On Derivative Instruments	—	(77)	(34)	(107)
Net (Gain) Loss On Investments	135	(147)	211	(222)
Total Other Expense	6,922	12,632	18,680	24,383

Loss From Continuing Operations Before Income Tax Benefit	(154,784)	(22,383)	(139,460)	(18,434)

Income Tax Benefit	(58,491)	(9,875)	(52,336)	(8,272)
Income Taxes From Change In State Income Tax Rates	—	—	—	2,910
Total Income Tax Benefit	(58,491)	(9,875)	(52,336)	(5,362)

Loss From Continuing Operations	(96,293)	(12,508)	(87,124)	(13,072)
Income (Loss) From Discontinued Operations, Net Of Income Taxes (Benefit)	(33)	11	(3,977)	11
Net Loss	$(96,326)	$(12,497)	$(91,101)	$(13,061)

Net Loss Per Share - Basic And Diluted
Loss From Continuing Operations	$(2.60)	$(0.32)	$(2.34)	$(0.33)
Income (Loss) From Discontinued Operations, Net Of Income Taxes (Benefit)	—	—	(0.10)	—
Loss Per Share - Basic & Diluted	$(2.60)	$(0.32)	$(2.44)	$(0.33)

Weighted Common Shares Outstanding - Basic And Diluted	36,966	38,821	37,305	39,102

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Capital Expenditures	$1,471	$3,553	$4,498	$6,830
Income Taxes Paid	$21	$165	$22	$339

SELECTED BALANCE SHEET DATA

	June 30,
	2008	2007

Cash And Cash Equivalents	$5,506	$11,326
Working Capital	76,194	89,829
Total Assets	1,698,805	1,707,421
Senior Debt	811,208	580,231
7.625% Senior Subordinated Notes	108,254	150,000
Total Shareholders’ Equity	546,148	689,363

OTHER FINANCIAL DATA

	Three Months Ended June 30,
	2008	2007

Dividends Declared And Paid Per Common Share	$0.10	$0.38

Same Station Computations:
Net Revenues - Reconciliation Of Same Station Net Revenues To GAAP:
Net Revenues	$123,780	$125,001
Net Acquisitions And Divestitures Of Radio Stations	—	1,639
Same Station Net Revenues	$123,780	$126,640

Station Operating Expenses - Reconciliation Of Same Station Operating Expenses To GAAP:
Station Operating Expenses	$74,525	$74,820
Non-Cash Compensation Expense Included In Station Operating Expense	(730)	(949)
Station Operating Expenses Excluding Non-Cash Compensation Expense	73,795	73,871
Net Acquisitions And Divestitures Of Radio Stations	—	1,415
Same Station Operating Expenses	$73,795	$75,286

Reconciliation Of GAAP Operating Loss To Station Operating Income And Same Station Operating Income:
Operating Loss	$(147,862)	$(9,751)
Corporate G & A Expenses (Excluding Non-Cash Compensation Expense)	5,605	5,918
Corporate G & A Expenses - Non-Cash Compensation Expense	1,415	1,784
Station Operating Expenses - Non-Cash Compensation Expense	730	949
Depreciation And Amortization	5,533	3,955
Loss On Impairment	184,587	45,353
Net Time Brokerage Agreement Fees (Income)	(45)	3,459
Net (Gain) Loss On Sale Or Disposition of Assets	22	(537)
Station Operating Income	49,985	51,130
Net Acquisitions And Divestitures Of Radio Stations	—	224
Same Station Operating Income	$49,985	$51,354

Reconciliation Of GAAP Loss from Continuing Operations to EBITDA
Loss From Continuing Operations	$(96,293)	$(12,508)
Income Tax Benefit	(58,491)	(9,875)
Total Other Expense	6,922	12,632
Corporate G & A Expenses - Non-Cash Compensation Expense	1,415	1,784
Station Operating Expenses - Non-Cash Compensation Expense	730	949
Depreciation and Amortization	5,533	3,955
Loss On Impairment	184,587	45,353
Net Time Brokerage Agreement Fees (Income)	(45)	3,459
Net (Gain) Loss On Sale Or Disposition of Assets	22	(537)
EBITDA	$44,380	$45,212

Reconciliation Of GAAP Loss From Continuing Operations To Free Cash Flow:
Loss From Continuing Operations	$(96,293)	$(12,508)
Depreciation And Amortization	5,533	3,955
Loss On Impairment	184,587	45,353
Deferred Financing Costs Included In Interest Expense	414	412
Non-Cash Compensation Expense	2,145	2,733
Net (Gain) Loss On Sale Or Disposition Of Assets	22	(537)
Net Gain On Derivative Instruments	—	(77)
Net (Gain) Loss On Investments	135	(147)
Net (Gain) Loss On Early Extinguishment Of Debt	(615)	458
Other Income	(3,256)	—
Income Tax Benefit	(58,491)	(9,875)
Capital Expenditures	(1,471)	(3,553)
Income Taxes Paid	(21)	(165)
Income (Loss) From Discontinued Operations, Before	(53)	25
Income Taxes, D &A Expense And Impairment Loss Free Cash Flow	$32,636	$26,074

Reconciliation Of GAAP Operating Loss To Free Cash Flow:
Operating Loss	$(147,862)	$(9,751)
Depreciation and Amortization	5,533	3,955
Loss On Impairment	184,587	45,353
Non-Cash Compensation Expense	2,145	2,733
Interest Expense, Net of Interest And Dividend Income And Deferred Financing Costs	(10,244)	(11,986)
Capital Expenditures	(1,471)	(3,553)
Net (Gain) Loss On Sale Or Disposition Of Assets	22	(537)
Income Taxes Paid	(21)	(165)
Income (Loss) From Discontinued Operations, Before Income Taxes, D &A Expense And Impairment Loss	(53)	25
Free Cash Flow	$32,636	$26,074

Reconciliation Of GAAP Net Loss To Adjusted Net Income
Net Loss	$(96,326)	$(12,497)
Income (Loss) From Discontinued Operations, Net Of Income Taxes (Benefit)	(33)	11
Income Tax Benefit	(58,491)	(9,875)
Loss From Continuing Operations Before Income Taxes	(154,784)	(22,383)
Loss On Impairment	184,587	45,353
Net (Gain) Loss on Sale Or Disposal Of Assets	22	(537)
Net Gain On Derivative Instruments	—	(77)
Net (Gain) Loss On Investments	135	(147)
Net (Gain) Loss On Extinguishment Of Debt	(615)	458
Other Income	(3,256)	—
Non-Cash Compensation Expense	2,145	2,733

Adjusted Income Before Income Taxes	28,234	25,400
Income Taxes	11,858	10,668
Adjusted Net Income	$16,376	$14,732

Weighted Common Shares Outstanding - Diluted , As Reported	36,966	38,821
Weighted Common Shares Outstanding - Diluted (Adjustment Required As Not Anti-Dilutive)	7	332
Weighted Common Shares Outstanding - Diluted	36,973	39,153

Adjusted Net Income Per Share - Diluted	$0.44	$0.38

PRIOR YEAR’S DATA

Third Quarter 2007 As Reported And Same Station

Three
Months
Ended
September
30, 2007
Reconciliation Of GAAP Net Revenues To Same Station Net Revenues:
Net Revenues	$122,946
Net Acquisitions And Divestitures Of Radio Stations	1,409
Same Station Net Revenues	$124,355

Reconciliation Of GAAP Station Operating Expenses:
Station Operating Expenses	$71,836
Non-Cash Compensation Expense Included In Station	(666)
Net Acquisitions And Divestitures Of Radio Stations	1,336
Same Station Operating Expenses	$72,506